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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

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
NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
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
Timberland Europe, Inc.                           Delaware
Timberland Direct Sales, Inc.                     Delaware
Timberland Retail, Inc.                           Delaware
Timberland Manufacturing Company                  Delaware
Timberland Aviation, Inc.                         Delaware
Timberland Netherlands, Inc.                      Delaware
Timberland International, Inc.                    Delaware
Timberland SAS                                    France
Timberland World Trading GmbH                     Germany
Timberland (UK) Limited                           United Kingdom
Timberland GmbH                                   Austria
Timberland Espana, S.L.                           Spain
Timberland Footwear & Clothing Company Inc./      Canada
  Les Vetements & Chaussures Timberland Inc.
Timberland Netherlands Holdings B.V.              The Netherlands
Timberland Asia LLC                               Delaware
Timberland Taiwan LLC                             Delaware
Timberland Hong Kong Ltd.                         Hong Kong
Timberland Japan, Inc.                            Japan
Timberland Lifestyle Brand Malaysia Sdn Bhd       Malaysia
The Timberland Company (Asia-Pacific) Pte. Ltd.   Singapore
Timberland Canada Co.                             Canada
The Recreational Footwear Company                 Cayman Islands
Timberland Spain LLC                              Delaware
Timberland IDC Ltd.                               United Kingdom
Timberland HK Trading Limited                     Hong Kong
Timberland Switzerland GmbH                       Switzerland
Timberland (Gibraltar) Holding Limited            Gibraltar
Timberland Europe B.V.                            The Netherlands
Timberland Italy S.r.l.                           Italy
Timberland Taiwan Limited                         Taiwan
Timberland Luxembourg Finance S.ar.l.             Luxembourg
Timberland Luxembourg Holding Europe S.ar.l.      Luxembourg
Timberland Luxembourg Holding Asia S.ar.l.        Luxembourg
Timberland Trading Switzerland GmbH               Switzerland
SmartWool Corporation                             Colorado
Timberland Europe Services Ltd.                   United Kingdom
Timberland Management Services GmbH               Switzerland
Howies Limited                                    United Kingdom
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